UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 8, 2018

Teladoc, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37477	04-3705970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Manhattanville Road, Suite 203 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(203) 635-2002

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 8, 2018, Teladoc, Inc. (the “Company”) issued $287.5 million aggregate principal amount of 1.375% Convertible Senior Notes due 2025 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of May 8, 2018 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes will bear interest at the annual rate of 1.375%, payable on May 15 and November 15 of each year, beginning on November 15, 2018, and will mature on May 15, 2025 unless earlier converted, redeemed or repurchased. The Notes may be settled in cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election (subject to, and in accordance with, the settlement provisions of the Indenture). The initial conversion rate for the Notes is 18.6621 shares of the Company’s common stock (subject to adjustment as provided for in the Indenture) per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $53.58 per share, representing a conversion premium of approximately 28.5% above the closing price of the Company’s common stock of $41.70 per share on May 3, 2018. In addition, following certain corporate events that occur prior to the maturity date, the Company will pay a make-whole premium by increasing the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.

Holders of the Notes may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding November 15, 2024, only under the following circumstances:

•                  during any calendar quarter commencing after the calendar quarter ending on September 30, 2018 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day;

•                  during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate for the Notes on each such trading day;

•                  upon the occurrence of specified corporate events described in the Indenture; or

•                  if the Company calls the Notes for redemption, at any time until the close of business on the second business day immediately preceding the redemption date as described in the Indenture.

On or after November 15, 2024 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in integral multiples of $1,000 principal amount, at the option of the holder, regardless of the foregoing circumstances.

The Company may not redeem the Notes prior to May 22, 2022. On or after May 22, 2022, the Company may redeem for cash all or part of the Notes if the last reported sale price of the Company’s common stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading days ending on, and including the trading day immediately preceding the date on which the Company provides notice of the redemption. The redemption price will be the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any. In addition, calling any Note for redemption on or after May 22, 2022 will constitute a make-whole fundamental change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note, if it is converted in connection with the redemption, will be increased in certain circumstances. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change, as described in the Indenture, holders of the Notes will, subject to certain conditions, have the right, at their option, to require the Company to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the relevant “fundamental change repurchase date” (as defined in the Indenture).

The Indenture provides for customary events of default. In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default with respect to the Notes under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then-outstanding Notes may declare the principal amount of the Notes to be immediately due and payable.

The Notes are general, unsecured obligations of the Company and will rank:

•                  senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes;

•                  equal in right of payment to any of the Company’s liabilities that are not so subordinated;

•                  effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•                  structurally junior to all indebtedness and other liabilities of the Company’s subsidiaries.

In certain circumstances if, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file certain documents or reports required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the Notes are not otherwise freely tradable by holders of the Notes other than the Company’s affiliates, additional interest will accrue on the Notes during the period in which the Company’s failure to file has occurred and is continuing or such Notes are not otherwise freely tradable by holders other than the Company’s affiliates.

In addition, if, and for so long as, the restrictive legend on the Notes has not been removed in accordance with the terms of the Indenture and the Notes, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes) as of the 380th day after the last date of original issuance of the Notes, the Company will pay additional interest on the Notes during the period in which the Notes remain so restricted.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to each of the Indenture and Global 1.375% Convertible Senior Note due 2025, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

As described in Item 1.01 of this Current Report on Form 8-K, on May 8, 2018, the Company offered and sold $287.5 million aggregate principal amount of Notes to Jefferies LLC, J.P. Morgan Securities LLC and Piper Jaffray & Co. (collectively, the “Initial Purchasers”) in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the Initial Purchasers to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Neither the Notes nor the underlying shares of common stock (if conversions of the Notes are settled through delivery of common stock) have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company does not intend to file a shelf registration statement for the resale of the Notes or any shares of common stock issuable upon conversion of the Notes.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of May 8, 2018, by and between Teladoc, Inc. and Wilmington Trust, National Association.
4.2	Global 1.375% Convertible Senior Note due 2025, dated as of May 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELADOC, INC.

Date: May 8, 2018	By:	/s/ Adam C. Vandervoort
	Name:	Adam C. Vandervoort
	Title:	Chief Legal Officer and Secretary